Exhibit 17.2 under Form N-14

KNOW  ALL  PERSONS  BY  THESE  PRESENTS  that  the  undersigned  Shareholders of
Federated Limited Term Municipal Fund (the "Fund"), a portfolio of Federated Fixed Income Securities, Inc., hereby appoint Nelson Winter, Jamie Whetzel, Catherine Ryan, Heidi Loeffert, Ann Faust and Erin Dugan, or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting") to be held on December 8, 2006, at 5800 Corporate Drive, Pittsburgh, Pennsylvania, at 2:00 p.m. and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matters. Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FEDERATED FIXED INCOME SECURITIES, INC. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS.


   1. To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated Short-Term Municipal Trust would acquire all of the assets of Limited Term Municipal Fund in exchange for Class A Shares and Institutional Service Shares of Short-Term Municipal Trust to be distributed pro rata by Limited Term Municipal Fund in complete liquidation and termination of Limited Term Municipal Fund; and

                         FOR               [   ]
                         AGAINST           [   ]
                         ABSTAIN           [   ]



   2. To transact such other business as my properly come before the special meeting or any adjournment thereof.



                         FOR               [   ]
                         AGAINST           [   ]
                         ABSTAIN           [   ]










                                           YOUR VOTE IS IMPORTANT
                                           Please complete, sign and return
                                           this card as soon as possible.



                                           Dated


                                           Signature


                                           Signature (Joint Owners)


Please sign this proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

   YOU MAY ALSO VOTE YOUR SHARES BY TOUCHTONE PHONE BY CALLING 1-800-690-6903
                  OR THROUGH THE INTERNET AT WWW.PROXYVOTE.COM




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